Exhibit 13.3
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that I, Anders Raaum, Treasurer, Chief Financial Officer and Principal Accounting Officer of Federal Life Trust, hereby constitute and appoint William S. Austin with power to act as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of April, 2011.

/s/ Anders Raaum
Anders Raaum
Treasurer, Chief Financial Officer and Principal Accounting Officer